                                                                    Exhibit 99.6

                           CONSENT TO BE IDENTIFIED AS
                               A PROPOSED DIRECTOR


     I, Daniel B. Mulholland, Director of First Colonial Group, Inc. and Nazareth National Bank and Trust Company, a national bank, hereby consent to being identified as a proposed director of KNBT Bancorp, Inc. (the "Company") and Keystone Nazareth Bank & Trust Company in the Company's prospectus to be included in a registration statement on Form S-1.


                                         By:  /s/  Daniel B. Mulholland
                                              ---------------------------------
                                              Daniel B. Mulholland

Dated: June 3, 2003